Exhibit 10.1

AMENDMENT AND WAIVER (this “Amendment”) dated as of September 27, 2006, to the Amended and Restated Credit Agreement dated as of August 4, 1999, as amended and restated as of February 6, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among ON SEMICONDUCTOR CORPORATION (“Holdings”), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the “Borrower”), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as administrative agent.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Holdings and the Borrower have requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth below.

C. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments of Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) the definition of the term “Prepayment Event” is amended by adding, following the words “sale and leaseback transaction permitted by” appearing therein, the words “clause (a) or (b) of”.

(b) the definition of the term “Capital Expenditures” is amended by deleting such term in its entirety and substituting in lieu thereof the following:

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations ( except for Capital Lease Obligations, if any, permitted by Section 6.06) incurred by the Borrower and its consolidated Subsidiaries during such period, provided that the term

“Capital Expenditures” (i) shall be net of landlord construction allowances, (ii) shall not include expenditures made in connection with the repair or restoration of assets with insurance or condemnation proceeds, (iii) shall not include the purchase price of equipment to the extent consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business and (iv) shall only include the portion of the expenditures of the China JV representing the Borrower’s proportionate equity interest in the China JV.

SECTION 2. Amendments of Section 2.11. Paragraph (d) of Section 2.11 of the Credit Agreement is amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:

(d) Following the end of each fiscal year of the Borrower, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that any prepayment required by this paragraph shall be reduced, but not below zero, by the amount of any optional prepayment of the Term Borrowings pursuant to Section 2.11(a) during such fiscal year. Each prepayment pursuant to this paragraph shall be made within five Business Days after the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within five Business Days after the date that is 90 days after the end of such fiscal year). Notwithstanding the foregoing, any Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans pursuant to this paragraph (d).

SECTION 3. Amendments of Section 6.01. Section 6.01 of the Credit Agreement is amended by (a) deleting the word “and” appearing at the end of clause (a)(xi) thereof, (b) deleting the period at the end of clause (a)(xii) thereof and substituting in lieu thereof the following: “; and” and (c) adding at the end of paragraph (a) thereof the following:

(xiii) Capital Lease Obligations of the Borrower or any Subsidiary incurred in connection with any sale and leaseback transaction permitted by Section 6.06.

SECTION 4. Amendments of Section 6.02. Section 6.02 of the Credit Agreement is amended by deleting clause (a)(vi) thereof and substituting in lieu thereof the following:

(vi) Liens on assets that are the subject of a capital lease of the Borrower or any Subsidiary securing Capital Lease Obligations permitted under clause (xiii) of Section 6.01(a) in respect of such capital lease;

SECTION 5. Amendments of Section 6.04. Section 6.04 of the Credit Agreement is amended by deleting clause (a) thereof and substituting in lieu thereof the following:

(a) investments by any Loan Party in Equity Interests in any of its Subsidiaries that is not a Loan Party in an aggregate amount not to exceed $3,000,000 in any fiscal year or $10,000,000 in the aggregate;

SECTION 6. Amendments of Section 6.06. Section 6.06 of the Credit Agreement is amended by (a) deleting the word “and” appearing at the end of clause (a) thereof and substituting in lieu thereof a comma and (b) adding before the period at the end thereof the following:

(c) any such sales and leasebacks of equipment made in the twelve-month period commencing September 27, 2006 and ending September 26, 2007 with an aggregate fair value not to exceed $90,000,000, (d) any such sales and leasebacks of equipment (“Replacement Equipment”) to replace damaged equipment previously sold and leased back pursuant to clause (c); provided that such Replacement Equipment shall have been purchased with insurance proceeds for such damaged equipment and (e) any such sales and leasebacks of Replacement Equipment to replace equipment previously sold and leased back pursuant to clause (c) and subsequently moved out of the United States with an aggregate fair value not to exceed $15,000,000

SECTION 7. Amendments of Section 6.08. Section 6.08 of the Credit Agreement is amended by (a) deleting the word “and” appearing at the end of clause (b)(viii) thereof, (b) deleting the period at the end of clause (b)(ix) thereof and substituting in lieu thereof the following: “; and” and (c) adding at the end of paragraph (b) thereof the following:

(x) payments of up to $100,000 in respect of the purchase, redemption or retirement of any Permitted Convertible Debt.

SECTION 8. Amendments of Section 6.14. Section 6.14 of the Credit Agreement is amended by deleting the amount “$40,000,000” set forth in clause (d) thereof and substituting in lieu thereof the amount “$50,000,000”.

SECTION 9. Amendments of Schedule 6.02. Schedule 6.02 of the Credit Agreement is amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule 6.02 attached as Exhibit A hereto.

SECTION 10. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment, each of the representations and warranties of Holdings and the Borrower set forth in the Loan Documents is true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 11. Conditions to Effectiveness. This Amendment shall become effective on the date that the following conditions shall have occurred (which date shall not be later than September 27, 2006): (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders, and (b) all fees and other amounts due and payable in connection with this Amendment or the Credit Agreement, including the fee described in Section 12 and, to the extent invoiced in writing to the Borrower at least two Business Days prior to such date, reimbursement or payment of all reasonable, documented, out-of-pocket expenses (including fees, charges and disbursements of counsel or other advisors) required to be paid or reimbursed by any Loan Party, shall have been paid or reimbursed, as applicable.

SECTION 12. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 5:00 p.m., New York time, on September 27, 2006, an amendment fee in an amount equal to 0.05% of the sum of such Lender’s Revolving Commitment and outstanding Term Loans; provided that such fee shall not be payable unless and until all conditions to the effectiveness of this Amendment as provided in Section 11 (other than payment of such amendment fee) shall have been satisfied.

SECTION 13. Waiver of Notice. The Administrative Agent and the undersigned Lenders hereby waive the notice requirements of Section 2.11(e) and (f) of the Credit Agreement in respect of any voluntary prepayments of the Term Loans made by the Borrower prior to September 30, 2006.

SECTION 14. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 15. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 16. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 17. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable, documented, out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 18. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ON SEMICONDUCTOR CORPORATION,

By	/s/ DONALD A. COLVIN
	Name:	Donald A. Colvin
	Title:	Executive Vice President and
Chief Financial Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

By	/s/ DONALD A. COLVIN
	Name:	Donald A. Colvin
	Title:	Executive Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as administrative agent,

By	/s/ PETER M. LING
	Name:	Peter M. Ling
	Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AND WAIVER DATED AS OF SEPTEMBER 27, 2006, TO THE CREDIT AGREEMENT DATED AS OF AUGUST 4, 1999, AS AMENDED AND RESTATED AS OF FEBRUARY 6, 2006, AMONG ON SEMICONDUCTOR CORPORATION, SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, THE LENDERS PARTY THERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:

By
Name:
Title:

[Multiple signature pages of the various lending institutions make up the remainder of the amendment and are not reproduced here.]